                                                                                                                    PricewaterhouseCoopers LLP
                                                                                                                    125 High Street
                                                                                                                    Boston MA 02110
                                                                                                                    Telephone (617) 530 5000
                                                                                                                    Fascimile (617) 530 5001

December 21, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by York Enhanced Strategies Fund, LLC (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-
SAR, as part of the Fund?s Form N-SAR report for the year ending December 31, 2006. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

December 21, 2006

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1.   On September 20, 2006, PricewaterhouseCoopers LLP informed the Chairman of the Audit
      Committee of York Enhanced Strategies Fund, LLC (the ?Fund?) that
      PricewaterhouseCoopers LLP would resign as independent registered public accounting firm of the Fund effective immediately.

2.   PricewaterhouseCoopers LLP?s report on the Fund?s financial statements for the period
      November 17, 2005 (commencement of operations) through December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

3.   During the period November 17, 2005 (commencement of operations) through December 31,
      2005 and through September 20, 2006, there were no disagreements with
      PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such period.

A copy of your letter will be filed with the Securities and Exchange Commission along with the text of items 1 through 3 above as an exhibit to the Fund?s next Form N-SAR (in accordance with Item 77K of Form N-SAR).

Sincerely,

/s/ Adam Semler
Chief Financial Officer